UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE


                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 17, 2007


              North American Gaming and Entertainment Corporation
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            (Exact name of registrant as specified in its charter)


       Delaware                     0-5474                    75-2571032
------------------------     -------------------------    ------------------
(State of incorporation)     (Commission File No.)        (IRS Employer
                                                          Identification No.)


               13150 Coit Road, Suite 125, Dallas, Texas  75240
        --------------------------------------------------------------
          (Address of principal execute offices, including zip code)


                                (972) 671-1133
               ------------------------------------------------
             (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):



* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*  Pre-commencement   communications   pursuant   to   Rule 14d-2(b) under  the
   Exchange Act (17 CFR 240.14d-2(b))

*  Pre-commencement   communications   pursuant  to  Rule  13e-4(c)  under  the
   Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   Entry into a Material Definitive Agreement

      On July 17, 2007, the Registrant received all signatures and deposits required to make effective that certain Agreement Concerning the Exchange of Common Stock between the Registrant, Shaanxi Chang Jiang Si You Neng Yuan Fa Zhnag Gu Feng You Xiang Gong Si ("Chiang Jiang"), and the shareholders of Chiang Jiang (the "Agreement"), pursuant to which the Registrant will acquire Eighty Percent (80%) of the outstanding shares of Chiang Jiang through the acquisition of One Hundred Percent (100%) of the outstanding shares of the indirect parent of Chiang Jiang, in exchange for the issuance by the Registrant to the shareholders of Chiang Jiang of Five Hundred Thousand (500,000) shares of Series C Convertible Preferred Stock ("Series C Preferred") of the Registrant (the "Exchange"). The Series C shares will be reduced by an amount sufficient to issue 4,500,000 shares of common stock to Capital Advisory Services, Inc. for its consulting services in connection with the acquisition. In connection with the Exchange, Chiang Jiang will deliver Three Hundred Seventy Thousand Dollars ($370,000) to the Registrant and certain non-affiliates of the Registrant will transfer to Chiang Jiang or its designee a total of Three Million Eight Hundred Thousand (3,800,000) shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Registrant which had been held for longer than Two (2) years by such non-affiliates, in exchange for the issuance by the Registrant to each such non-affiliate of Two Million Two Hundred Fifty Thousand (2,250,000) shares of Common Stock of the Registrant. The date of the original agreement was May 30, 2007, amended to July 5, 2007, but in all respects subject to signatures, regulatory approvals in China and deposits with Chiang Jiang's attorneys, which were completed on July 17, 2007. Closing of the Agreement will occur upon satisfaction of all conditions, including due diligence and completion by Chiang Jiang of its audited financial statements and company description required for the Form 8-K/A to be filed within four business days after closing.

ITEM 5.01   Changes in Control or Registrant

      As a result of the Exchange effected pursuant to the Agreement described above, the Registrant will experience a change in control. The shareholders of Chiang Jiang, through their ownership of Five Hundred Thousand (500,000) shares of the Registrant's Series C Preferred, will control the Registrant, as each share of Series C Preferred carries with it the right to vote and convert into One Thousand Two Hundred Eighteen (1,218) shares of Common Stock of the Registrant, which, upon voting or conversion of all shares of Series C Preferred, will equal at least Ninety-Six Percent (96%) of the total issued and outstanding Common Stock of the Registrant on a fully diluted basis.

ITEM 9.01   Financial Statements and Exhibits

      2.1   Agreement Concerning the Exchange of Common Stock

      2.2   Addendum A to Agreement


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 23, 2007	                NORTH AMERICAN GAMING AND
                                        ENTERTAINMENT CORPORATION
                                        (Registrant)



                                        By:/s/ E.H. Hawes, II
					-------------------------
                                               E.H. Hawes, II,CEO